UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: November 18, 2008
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On November 18, 2008, Agilysys, Inc. (the “Company”), completed the sale of its 20% interest in Magirus AG (“Magirus”), a privately held German-based distributor of computer hardware, software and services to resellers in Europe. The Company’s interest was sold to several of the remaining shareholders of Magirus for total consideration of 1,794,360 EUR.
Item 2.02 Results of Operations and Financial Condition.
     On November 20, 2008 the Company issued a press release announcing its results for the fiscal 2009 second quarter. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.
     The Company is furnishing the information in this Form 8-K and in Exhibit 99.1 to comply with Regulation FD and Item 2.02. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 7.01 Regulation FD Disclosure
     See Item 2.02, “Results of Operations and Financial Condition.”
Item 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information.
          In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K related to the sale of the Company’s interest in Magirus will be filed by amendment to this Form 8-K within 71 days after the required filing date for this Form 8-K.
(c)	Exhibits

99.1	Press release issued by the Company dated November 20, 2008, announcing its results for the fiscal 2009 second quarter and the sale of the Company’s interest in Magirus.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kenneth J. Kossin, Jr.
Kenneth J. Kossin, Jr.
Sr. Vice President and Chief Financial Officer

Date: November 21, 2008

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Company dated November 20, 2008, announcing its results for the fiscal 2009 second quarter and the sale of the Company’s interest in Magirus .